                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:

      /X/        Preliminary Proxy Statement

      / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      / /        Definitive Proxy Statement

      / /        Definitive Additional Materials

      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                         ELGIN TECHNOLOGIES, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                            ELGIN TECHNOLOGIES, INC.
                               10 COLUMBIA DRIVE
                               AMHERST, NH 03031

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

    The Annual Meeting of Stockholders of Elgin Technologies, Inc., a Delaware corporation, will be held on January 29, 2001 at 10:30 a.m. local time, at the Company's executive offices at 10 Colombia Drive, Amherst New Hampshire 03031 to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

    1. To elect five (5) directors for a term expiring in 2002 as RECOMMENDED by the Board of Directors.

    2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from Sixty Million (60,000,000) shares to One Hundred Million (100,000,000) shares, as RECOMMENDED by the Board of Directors.

    3. To transact any other business that may properly come before the meeting or any adjournment thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

    Only common stockholders of record at the close of business on December 15, 2000, are entitled to notice of and to vote at the meeting.

Dated: December 19, 2000

                                          BY ORDER OF
                                          THE BOARD OF DIRECTORS

                                                                    /s/ MICHAEL J. SMITH
                                                      ------------------------------------------------
                                                                     Michael J. Smith,
                                                                EXECUTIVE VICE PRESIDENT AND
                                                                  CHIEF FINANCIAL OFFICER

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            ELGIN TECHNOLOGIES, INC.
                                JANUARY 29, 2001
                                 --------------

                                PROXY STATEMENT
                                 --------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of Common Stock, $.000833 par value per share ("Common Stock"), of Elgin Technologies, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on January 29, 2001, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the meeting.

    These proxy materials were mailed on or about December 29, 2000 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

    The Company's principal executive offices are located at 10 Columbia Drive, Amherst, NH 03031, (603) 598-4700.

    REVOCABILITY AND VOTING OF PROXy

    A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1; and "FOR" the amendment to the Company's Certificate of Incorporation as described in Proposal No. 2. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. In the election of directors, the five directors shall be elected by a plurality of the votes cast. Proposal 2 requires for approval the affirmative vote of a majority of the shares of the Company's Common Stock outstanding as of the Record Date. Other matters that come before the meeting shall be authorized by a majority of votes cast. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on December 15, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting of Shareholders or any continuation or adjournment thereof. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on the Record Date, shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof. The present directors and officers of the Company holding approximately Forty and Four Tenths percent (40.4%) of the outstanding Common Stock of the Company on the Record Date intend to vote "FOR" the slate of directors and "FOR" the amendment to the Company's Certificate of Incorporation.

DIRECTORS AND EXECUTIVE OFFICERS

    The Company has no committees of the Board of Directors.

    During fiscal year 2000 the Board of Directors held no meetings and acted by unanimous written consent three times.

    No directors received cash compensation for serving as directors during the fiscal year ended March 31, 2000. It is anticipated that no existing directors will receive cash compensation for serving in such capacity during the fiscal year ending March 31, 2001.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

    PRIMO IANIERI, 66, became a Director of the Company in 1997. He is the founder and sole owner of Key International, Inc., the Chairman of the Boards of Directors of both the Company and Key International, Inc. and the Secretary of the Company. He is a graduate of Lehigh University where he received a Bachelor of Science degree in engineering and business. He received a Masters Degree in Marketing from Farleigh Dickinson University. In 1968, Mr. Ianieri and a partner formed Key International, Inc. to fulfill a need in the pharmaceutical and food industries whereby process equipment could be offered on a short cycle time in order for these companies to enter the market on an accelerated basis.

    PETER BORDES, JR., 38, became a Director of the Company in 1995. In 1995, Mr. Bordes became Principal of Mason Cabot, LLC, an investment banking and research boutique. From November 1994 through December 1995, Mr. Bordes was employed at Stires and O'Donnell, Inc. Mr. Bordes also serves as a director of other publicly held companies.

    JONATHAN SCOTT HARRIS, 44, became President and Chief Executive Officer of the Company in February 2000 and a Director of the Company in October 2000.
Mr. Harris has extensive management and supervisory experience in the technology sector, including oversight of marketing and sales divisions and cost and inventory control programs. Mr. Harris is a graduate of the Air Force Academy where he received a Bachelor of Science degree in Electrical Engineering.
Mr. Harris also holds a Masters in Business Administration from Purdue University. Previously, Mr. Harris served as Director of Operations for Bell Atlantic and as Vice President of Operations for Mastec, a telecommunications and utility contractor.

    MICHAEL J. SMITH, 41, became a Director of the Company in March 1999, and Chief Financial Officer and Executive Vice President in February 2000. From January 25, 2000 to February 21, 2000, Mr. Smith served as President, Interim Chief Executive Officer and Interim Chief Financial Officer. Mr. Smith has over fourteen years of experience in the securities industry specializing in finance for middle market and emerging growth companies. Previously, Mr. Smith served as an investment banker for Brill Securities, a New York investment firm, as President of Stanhope Capital, Inc., a New York venture capital firm, and as Managing Director of Condor Ventures, Inc. a Connecticut based venture capital firm. In addition, Mr. Smith has served as an outside business consultant to numerous private emerging growth companies and presently serves on the board of directors of TREEV, Inc. (Nasdaq: TREV), a provider of integrated document management software solutions.

    PHILLIP A. PASCARELLI, JR., 35, became of Director of the Company in
October 2000. Mr. Pascarelli has been in the securities industry for over eight years, and is currently a Managing Director for Investment Banking at Brill Securities, a New York investment firm. Mr. Pascarelli specializes in technology based companies and consults in the areas of capital formation, joint ventures, mergers and acquisitions. Mr. Pascarelli currently serves on the board of directors of several private companies.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under United States securities laws, the Company's directors and officers and persons who own more than ten percent (10%) of the Company's Common Stock are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during the fiscal year ended March 31, 2000, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers and holders of more than ten percent (10%) of the Company's Common Stock were complied with except as follows: Certain directors, officers and 10% holders have filed Forms 3 and 4 subsequent to the effectiveness of the Company's Form 10-SB but prior to the finalization of the review by the Securities and Exchange Commission.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    On December 15, 2000, there were 17,591,601 shares of Common Stock outstanding. The following table sets forth as of December 1, 2000 the number of shares of the Company's Common Stock and the percentage of that class owned beneficially, as "beneficial owner" is defined in Item 403 of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended, and the percentage of the Company's voting power owned by (i) all the directors of the Company who are stockholders; (ii) all stockholders known by the Company to own more than five percent of the Company's Common Stock; and (iii) all directors and officers as a group.

    Two companies affiliated with each other claim to hold warrants to purchase 1,350,000 shares of the Company's Common Stock at an exercise price of $2.01 per share. The Company disputes the validity of the warrants and is litigating the matter.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL
NAME AND ADDRESS                                              OWNERSHIP    PERCENT OF CLASS
----------------                                              ----------   ----------------
Peter Bordes, Jr............................................
140 West 79 Street
Apartment 4B
New York, NY 10004                                             2,250,000         12.8%

Jonathan Scott Harris.......................................
c/o Elgin Technologies, Inc.
10 Columbia Drive
Amherst, NH 03031                                                      0(1)          *

Primo Ianieri...............................................
c/o Key International, Inc.
480 Route 9
Englishtown, NJ 07726                                          3,315,685(2)(3)       18.6%(4)

Phillip A. Pascarelli, Jr...................................
18 E. 53rd Street
New York, NY 10022                                               208,333(5)        1.2%

Robert C. Smallwood.........................................
751 Miller Drive, S.E.
Leesburg, VA 22075                                             1,406,695          8.0%

Michael Smith...............................................
c/o Elgin Technologies, Inc.
10 Columbia Drive
Amherst, NH 03031                                                 10,000            *

All Officers and Directors as a Group (6 persons)...........   7,190,713(1)       40.4%(4)

Horace T. Ardinger, Jr......................................
9040 Governor's Row
Dallas, TX 75356                                              53,849,151(1)(6)       78.8%(7)

------------------------

*   Less than 1%

(1) Pursuant to the terms of Mr. Harris' employment agreement, Mr. Harris will be granted 200,000 options to purchase shares of Common Stock on or about
    March 5, 2001 and on each anniversary
    thereafter. The options will vest incrementally over a three year period subsequent to the date of each grant.

(2) In accordance with the rules of the Securities and Exchange Commission, amount includes shares of common stock issuable upon the exercise of warrants and or other convertible securities currently exercisable, or exercisable or convertible within sixty (60) days.

(3) Includes warrants to purchase 225,000 shares of the Company's Common Stock for nominal consideration which were granted to Mr. Ianieri in connection with the conversion of $108,000 of debt owed to him by the Company for loans and services by him to the Company.

Includes 95,586 shares owned by Mr. Ianieri's children.

Includes 299,510 shares Mr. Ianieri holds in nominee for William Mosconi.

(4) Percentage is based on 17,816,601 shares of Common Stock which would result upon the conversion of certain warrants held by Mr. Ianieri.

(5)   Includes 45,000 shares owned by Mr. Pascarelli's father.

(6)   Includes 250,000 shares owned by Mr. Ardinger's wife.

    Includes a Secured Note Payable (as amended) (the "Note") issued by the Company, which as of December 15, 2000 totaled $8,975,000. $4,225,000 of the
Note is convertible at any time at the equivalent price of $0.55 per share for a total of 7,681,818 shares; $1,050,000 of the Note is convertible at any time at the equivalent price of $0.20 per share for a total of 5,250,000 shares and $3,700,000 of the Note is convertible at the equivalent price of $0.10 per share for a total of 37,000,000 shares. The convertibility of that portion of the Note, which could result in the issuance of shares of Common Stock that would exceed the number of shares then authorized pursuant to the Company's Certificate of Incorporation, is subject to and conditioned upon the amendment of the Certificate of Incorporation to authorize the issuance of such shares of Common Stock. If such amendment is not consummated, Mr. Ardinger's beneficially ownership would be decreased to 45,491,732 shares of Common Stock or 75.8% of the shares outstanding.

    In connection with loans he has made to the Company, Mr. Ardinger holds 534,000 warrants to purchase shares of the Company's Common Stock at $0.55 per share and 300,000 warrants to purchase shares of the Company's Common Stock at an exercise price of $3.00 per share.

(7) Percentage is based on 68,357,419 shares of Common Stock which would result upon the conversion of certain warrants, as well as the full conversion of that certain Secured Note Payable held by Mr. Ardinger.
    Mr. Ardinger's present ownership of Common Stock issued and outstanding is 3,083,333 shares or 17.5%.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain summary information with respect to the compensation paid to the Company's President and Chief Executive Officer and top compensated officers of the Company for services rendered in all capacities to the Company for the fiscal year ended March 31, 2000:

SUMMARY COMPENSATION TABLE:

                                              FISCAL                                         ALL OTHER
                 NAME AND                   YEAR ENDED     SALARY      BONUS                COMPENSATION
            PRINCIPAL POSITION              MARCH 31,       ($)         ($)      OPTIONS        ($)
------------------------------------------  ----------   ----------   --------   --------   ------------
Jonathan Scott Harris(1)..................     2000       12,500        None       None         None
President & Chief Executive Officer

William Mosconi(2)........................     2000      135,000        None       None         None
Chief Executive Officer
President & Chief Financial Officer

Robert Smallwood..........................     2000      120,000        None       None         None
Director of the Company and
Vice President of Logic Labs, Inc.

Gerard Mosconi(3).........................     2000       70,000        None       None         None
Vice President of Operations,
Warren Power Systems, Inc.

    The Company had no other executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 2000.

------------------------

(1) Mr. Harris commenced employment with the Company on February 21, 2000. Pursuant to that certain employment contract between the Company and Mr. Harris, Mr. Harris is to receive an annual base salary of $150,000 to be augmented by certain bonus provisions. In addition, Mr. Harris will be granted 200,000 options to purchase shares of Common Stock on or about
    March 5, 2001 and on each anniversary thereafter. The options will vest incrementally over a three year period subsequent to the date of each grant. For the full text of the contract, please see the Company's Form 10-SB filed March 9, 2000.

(2) Mr. William Mosconi resigned as of January 2000. Pursuant to his resignation agreement, Mr. Mosconi released the Company from $128,077 of accrued but unpaid salary for the years 1997 and 1998. Mr. Mosconi's accrued salary for fiscal year 2000 is based on an annual salary of $180,000.

(3) The Company terminated Gerard Mosconi's employment as of November 1, 1999. Mr. Mosconi's accrued salary for fiscal year 2000 is based on an annual salary of $120,000.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    Mr. William Mosconi, who until January 2000 was the President and Chief executive of the Company, is the son-in-law of Mr. Primo Ianieri, a beneficial holder of more than 5% of the shares of the Company's outstanding Common Stock and a director of the Company. William Mosconi is the brother of Mr. Gerard Mosconi who until January 2000 held the position of Vice President of Operations and General Manager of a subsidiary of the Company.

    Mr. Horace T. Ardinger, Jr., a beneficial holder of more than 5% of the shares of the Company's outstanding Common Stock, purchased in the ordinary course of business, lighting products from the Company to be used in a Company testing facility. The transaction is valued at under $10,000.

    Mr. Ardinger holds a Secured Note Payable issued by the Company in November 1998. As of December 15, 2000 the Note (as amended) totaled $8,975,000. The Note is convertible into shares of the Company's Common Stock at conversion rates set to reflect the market price of the stock at the time of the advance.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The By-Laws of the Company provide for a Board of Directors of up to nine
(9) members. The Board of Directors currently consists of six (6) members. At the meeting, five (5) directors will be elected to serve until the 2001 Annual Meeting of Stockholders and until their successors have been elected and qualified. The Board of Directors may fill present vacancy or vacancies that occur during the year, and any directors so appointed must stand for reelection at the next annual meeting of stockholders. The nominees to be voted on by stockholders are Messrs. Peter Bordes, Jr., Jonathan Scott Harris, Primo Ianieri, Phillip A. Pascarelli, Jr. and Michael J. Smith.

    The Company's present directors have nominated all current directors for re-election. All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of Messrs. Peter Bordes, Jr., Jonathan Scott Harris, Primo Ianieri, Phillip A. Pascarelli, Jr. and Michael J. Smith.

    Five directors shall be elected by a plurality of the votes cast.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE-REFERENCED FIVE NOMINEES (ITEM NO. 1 ON THE PROXY CARD).

                                 PROPOSAL NO. 2
                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

    The Board is proposing an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock from Sixty Million (60,000,000) shares to One Hundred Million (100,000,000) shares of Common Stock.

    The Certificate currently authorizes the Company to issue 60 million shares of Common Stock. As of December 1, 2000, approximately 17,591,601 shares were outstanding. Accordingly, the Company has approximately 42,408,399 shares remaining available for issuance. If the proposed amendment is approved, 40 million additional shares of Common Stock would be authorized but unissued. These additional authorized shares of Common Stock would be available for various business purposes such as financings, acquisitions, employee benefit plans, stock splits and stock dividends. The issuance of additional shares of Common Stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, voting power and shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company. Other than in connection with the conversion of outstanding warrants and/or convertible debt, the Company has no present intent to issue any shares of Common Stock. Upon approval by the shareholders, the fourth paragraph of the Certificate will be amended to read in its entirety as follows:

       "4. The total number of shares of Common Stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) with a par value of $0.000833."

    Ratification of the Amendment shall be authorized by the affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT (ITEM NO. 2 ON THE PROXY CARD).

                        OTHER BUSINESS TO BE TRANSACTED

    As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Annual Report to Stockholders for the year ended March 31, 2000 is being mailed to stockholders with this Proxy Statement.

                   STOCKHOLDER PROPOSALS--2001 ANNUAL MEETING

    Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by October 31, 2001.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                                       BY ORDER OF THE BOARD OF DIRECTORS

                                                       By:  /s/ MICHAEL J. SMITH
                                                            -----------------------------------------
                                                            Michael J. Smith,
                                                            EXECUTIVE VICE PRESIDENT AND
                                                            CHIEF FINANCIAL OFFICER

Amherst, New Hampshire
December 19, 2000

                            ELGIN TECHNOLOGIES, INC.

                                   P R O X Y
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael J. Smith, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of the common stock of Elgin Technologies, Inc. held of record by the undersigned on December 15, 2000, at the annual meeting of shareholders to be held on January 29, 2001, or any adjournment thereof.

1.   ELECTION OF DIRECTORS  For all nominees listed below                       Withhold Authority to
                            (Except as Marked to the Contrary) / /              Vote All Nominees Listed Below / /

 Peter Bordes, Jr.; Jonathan Scott Harris; Primo Ianieri; Phillip A. Pasarelli,
                             Jr.; Michael J. Smith

 (To withhold authority for any individual nominee, strike that nominee's name from the list above)

2.  APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

            FOR  / /            AGAINST  / /            ABSTAIN  / /

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND authorize Mr. Smith to vote upon such other business as may properly come before the meeting.

Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 Dated: ________________________

                                                 _______________________________

                                                            Signature

                                                 _______________________________

                                                   Signature, if held jointly

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE